Exhibit 10.50

MAST THERAPEUTICS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Awardee has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Mast Therapeutics, Inc. 2015 Omnibus Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) Share common stock of Mast Therapeutics, Inc. (the “Company”), as follows:

Awardee:

Grant Approval Date:	January 17, 2017

Number of Restricted Stock Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	For each Restricted Stock Unit, except as otherwise provided by the Restricted Stock Units Agreement, the first date that is administratively practicable following the date on which such unit becomes a Vested Unit (if any) in accordance with the vesting schedule set forth below; but no later than March 15th of the calendar year following the calendar year in which the Restricted Stock Units become Vested Units.

Vested Units:	Except as provided by the Restricted Stock Units Agreement and provided that the Awardee’s service has not terminated prior to the consummation of the Merger (as defined in the Restricted Stock Units Agreement), the Number of Restricted Stock Units shall become Vested Units as follows:

The Award shall become one hundred percent (100%) vested and non-forfeitable upon the occurrence of all the following events, with vesting occurring on the date that the last of such events occurs; provided that all such events occur on or before July 6, 2017:

•       The consummation of the Merger on or before July 6, 2017; and

•       Awardee executing and not revoking a release of claims in a form satisfactory to the Company taking into account the effect of this Award, the Merger, and any change, if any, in the Awardee’s service relationship with the Company which release must become effective in accordance with its terms no later than sixty (60) days following the consummation of the Merger.[1]

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Awardee agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, both of which are made a part of this document. The Awardee acknowledges that copies of the Plan, Restricted Stock Units Agreement, and the prospectus for the Plan have been made available to the Awardee.

In addition, Awardee agrees that in accordance with the determination made by the Company’s Board of Directors, all of the Awardee’s outstanding stock options previously granted under the Plan (which are also listed as an attachment to this Grant Notice) shall be cancelled immediately prior to, but contingent upon, the consummation of the Merger and that such stock options shall cease to be exercisable as of such date. In addition, Awardee also waives any right to accelerated vesting with respect to such stock options regardless of any provision in any

[1]	Notices of Grant to Mast’s non-employee directors do not include this general release requirement.

agreement or plan to the contrary. [Further, Awardee agrees that this Award shall not be subject to the terms of the Executive Severance Agreement dated March 23, 2016]2. Thus, the Awardee shall not be entitled to this Award, which shall not be treated as having been granted, until this Agreement is executed. The Awardee represents that the Awardee has read and is familiar with the provisions of the Plan and Restricted Stock Units Agreement, and hereby accepts the Award subject to all of their terms and conditions. Failure by the Awarded to execute this Grant Notice on or before January 27, 2017 shall result in this Award being null and void.

MAST THERAPUETICS, INC.

By:

Its:

Address:	3611 Valley Centre Drive
Suite 500
San Diego, CA 92130

AWARDEE

Signature

Date

Address

ATTACHMENTS:	Restricted Stock Units Agreement; 2015 Omnibus Incentive Plan, as amended to the Grant Date; Plan Prospectus; List of Awardee’s outstanding stock options

[2]	Included only in Notices of Grant to Mast’s executive officers.

MAST THERAPEUTICS INC.

RESTRICTED STOCK UNITS AGREEMENT

Mast Therapeutics, Inc. (“Mast” or the “Company”) has granted to the Awardee named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Mast Therapeutics, Inc. 2015 Omnibus Incentive Plan (the “Plan”), as amended to the Grant Date attached as Exhibit A, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Awardee: (a) acknowledges receipt of and represents that the Awardee has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Company’s Board of Directors or its delegatee(s) (collectively, the “Board”) upon any questions arising under the Grant Notice, this Agreement or the Plan.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Grant Notice or the Plan. In addition, the term “Merger” shall mean the transaction contemplated by that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among Mast, Savara Inc. (“Savara”) and Victoria Merger Corp., a Delaware corporation and wholly-owned subsidiary of Mast (the “Merger Sub”), pursuant to which, among other things, Mast would acquire all shares of Savara’s capital stock through the exchange of such shares for shares of common stock of Mast resulting in Mast’s stockholders collectively owning approximately 24%, and Savara’s stockholders collectively owing approximately 76%, of the combined company on a pro-forma basis, subject to adjustment based on the Mast’s net cash balance and Mast’s and Savara’s capitalization at closing, and, upon the terms and conditions set forth in the Merger Agreement, Merger Sub would be merged with and into Savara (the “Merger”), with Savara, as the surviving entity in the Merger, becoming a wholly-owned subsidiary of Mast.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Board. All such determinations shall be final and binding upon all persons having an interest in the Award as provided by the Plan. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent or actual authority with respect to such matter, right, obligation, or election.

3. THE AWARD.

3.1 Grant of Units. On the Grant Date, the Awardee shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 9 of this Agreement. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) Share.

3.2 No Monetary Payment Required. The Awardee is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or an affiliate. Notwithstanding the foregoing, if required by applicable state corporate law, the Awardee shall furnish consideration in the form of cash or past services rendered having a value not less than the par value of the Shares issued upon settlement of the Units.

4. VESTING OF UNITS.

The Units shall vest and become Vested Units as provided in the Grant Notice.

5. COMPANY REACQUISITION RIGHT.

5.1 Grant of Company Reacquisition Right. Except to the extent otherwise provided in an employment agreement between the Company or an Affiliate and the Awardee, in the event that the Awardee’s Service terminates for any reason or no reason, with or without cause prior to the consummation of the Merger, the Awardee shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Awardee shall not be entitled to any payment therefor (the “Company Reacquisition Right”). In addition, if the Merger is not consummated on or before July 6, 2017, then the Award shall be forfeited and the Awardee shall not become entitled to any compensation under this Agreement.

5.2 Dividends, Distributions and Adjustments. Upon a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 10.2 of the Plan, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Shares pursuant to the Company’s dividend policy) to which the Awardee is entitled by reason of the Awardee’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following a dividend, distribution or adjustment, credited Service shall include all service with the Company or an Affiliate at the time the service is rendered.

6. SETTLEMENT OF THE AWARD.

6.1 Issuance of Shares. Subject to the provisions of Section 6.3 of this Agreement, the Company shall issue to the Awardee on the settlement date with respect to each Vested Unit to be settled on such date one (1) Share. Shares issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3 of this Agreement, Section 7 of this Agreement, other applicable laws, insider trading policies or any agreement between the Awardee and the Company applicable to the Shares (collectively, “Share Sale Restrictions”).

6.2 Beneficial Ownership of Shares; Certificate Registration. The Awardee hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Awardee with the broker designated by the Company with which the Awardee has an account, any or all Shares acquired by the Awardee pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the Shares as to which the Award is settled shall be registered in the name of the Awardee, or, if applicable, in the names of the heirs of the Awardee.

6.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Awardee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.4 Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Award.

7. TAX WITHHOLDING.

7.1 In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Awardee hereby authorizes withholding from payroll and any other amounts payable to the Awardee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company and its affiliates, if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof. The Company shall have no obligation to deliver shares of Stock until such tax withholding obligations of the Company have been satisfied by the Awardee.

7.2 Assignment of Sale Proceeds; Payment of Tax Withholding by Check. Subject to compliance with applicable law and any Share Sale Restrictions, the Company may permit the Awardee to satisfy the tax withholding obligations in accordance with procedures established by the Company providing for either (i) delivery by the Awardee to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Units, or (ii) payment by check.

7.3 Withholding in Shares. The Company may require, or permit, the Awardee to satisfy all or any portion of the Company’s or Affiliate’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Awardee in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

8. EFFECT OF CHANGE IN CONTROL ON AWARD.

In the event of a Change in Control, except to the extent that the Board determines to cash out the Award, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Awardee, assume or continue the Company’s rights and obligations with respect to all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Share pursuant to the Change in Control.

9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Awardee’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional Share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

10. RIGHTS AS A STOCKHOLDER OR EMPLOYEE.

The Awardee shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9 of this Agreement. If the Awardee is an Employee, the Awardee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or an Affiliate and the Awardee, the Awardee’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Awardee any right to continue in the service of the Company or an Affiliate or interfere in any way with any right to terminate the Awardee’s service at any time.

11. LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Awardee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Award in the possession of the Awardee in order to carry out the provisions of this Section.

12. MISCELLANEOUS PROVISIONS.

12.1 Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 of this Agreement in connection with a Change in Control, no such termination or amendment may adversely affect the Awardee’s rights under this Agreement without the consent of the Awardee unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.

12.2 Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Awardee or the Awardee’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Awardee’s lifetime only by the Awardee or the Awardee’s guardian or legal representative.

12.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Awardee and the Awardee’s heirs, executors, administrators, successors and assigns.

12.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Awardee by the Company or any Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Awardee electronically. In addition, the Awardee may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Awardee acknowledges that the Awardee has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 12.5(a). The Awardee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Awardee by contacting the Company by telephone or in writing. The Awardee further acknowledges that the Awardee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Awardee understands that the Awardee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Awardee may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Awardee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Awardee understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

12.6 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Awardee and the Company or an Affiliate referring to the Award, shall constitute the entire understanding and agreement of the Awardee and the Company or an Affiliate with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Awardee and the Company or an Affiliate with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

12.7 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

12.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5